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                                                                      EXHIBIT 21

                             List of Subsidiaries


          Name                                           Where Organized
          ----                                           ---------------
First United Security Bank                                   Alabama

Acceptance Loan Company, Inc.                                Alabama

First Security Courier Corporation                           Alabama

FUSB Reinsurance, Inc.                                       Arizona